UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

BEAZER HOMES USA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The following FAQ communication was posted to an internal Beazer Homes USA, Inc. webpage on September 18, 2026:

Employee Questions BZH | DFH Transition

Health and 401K Benefits

If I do not transition to DFH, what will happen to my benefits, including healthcare and my 401(k)?

Medical, Dental, Vision, and Health Care FSA Coverage

If you are enrolled in Beazer Homes medical, dental, vision, or Health Care FSA benefits and do not transition to DFH, you will be offered COBRA continuation coverage. Our COBRA administrator, bswift, will send a COBRA election package to your home address that explains your coverage options, costs, and enrollment deadlines.

If you elect COBRA with respect to your Beazer Homes medical, dental, or vision coverage, you may continue your current Beazer Homes medical, dental, or vision coverage through December 31, 2026, provided you remain eligible and pay the applicable premiums.

If you wish to continue medical, dental, or vision coverage beyond December 31, 2026, you will be required to make a new COBRA election during Dream Finders Homes’ annual enrollment period. Effective January 1, 2027, any continued COBRA coverage will be provided under the Dream Finders Homes benefit plans, rather than the Beazer Homes plans.

More information on COBRA can be found here.

401(k) Plan

If you participate in the Beazer Homes 401(k) Plan and do not transition to DFH, your vested account balance will remain yours. Once your employment ends, no additional employee or company contributions will be made to your account. Depending on the final plan transition details, you may have options that could include leaving your funds in the plan (if permitted), rolling your balance to an IRA or another eligible retirement plan, or taking a distribution, subject to applicable tax rules and plan provisions.

Additional information regarding the Beazer Homes 401(k) Plan, including any required actions and available options, will be communicated separately as details are finalized.

Important: Be sure to review all COBRA and 401(k) communications carefully and take any required actions by the deadlines provided to avoid a loss of coverage or to preserve your retirement savings options.

Unemployment Benefits

Am I eligible for unemployment benefits?

Eligibility is determined by your state’s unemployment agency, not by Beazer. What we can tell you: Unemployment benefits are generally available to people who lose their job through no fault of their own. If your position is eliminated as part of the transaction, your separation will be reported to the state as a layoff — an involuntary separation, not a resignation or a termination for cause.

Apply through the unemployment agency in the state where you worked and apply as soon as you are separated. Do not wait for your final paycheck or bonus to be processed. Claims are often backdated only to the week you file.

If I still receive my year-end bonus, how would it affect my unemployment benefits?

It may or may not be based on state laws. Some states may consider your bonus as compensation for work you performed during the fiscal year, not a separation payment so it would not delay the start of your unemployment benefits the way severance can. On the other hand, some states may view it as an offset to benefits. You should report the payment accurately when you file and if your state asks about payments from a former employer. Rules vary by state, and your state agency is the only source that can tell you how yours applies.

What if I’m offered a position with Dream Finders and I turn it down?

In most states, declining an offer of comparable work can affect your eligibility, and voluntarily resigning generally makes you ineligible. If you receive an offer and are weighing it, we’d encourage you to understand the unemployment implications before you decide. Your state agency can explain how it evaluates offers of suitable work.

Who do I contact?

Visit your state’s official state unemployment site for further details on how to file and state-specific rules. Beazer cannot file on your behalf or influence the outcome of your claim.

Will Beazer provide employment verification? If you need employment verification, The Work Number is an automated service that provides dates of employment and job title. The Work Number access options include www.theworknumber.com or 1-800-367-5690. Beazer’s employer code is: [***]

FTO/PTO

Will accrued FTO be paid out?

With Beazer’s unlimited FTO policy employees do not accrue FTO, therefore there is not any FTO to be paid out upon separation.

For further details about Beazer’s FTO policy, please refer to the Beazer Way or the link below. Flexible Time Off – FTO

If I request FTO before the closing, and move over to DFH, will it still be honored?

We can’t commit on Dream Finders’ behalf. Their time-off policy and approval practices will govern once the transaction closes, and we don’t control how prior approvals are treated under a different policy.

* * *

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This communication includes certain disclosures which contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Forward-looking statements include, but are not limited to, statements concerning the Company’s expectations, beliefs, plans, intentions, strategies or prospects with respect to the proposed Merger. These statements are often identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “hope,” “hopeful,” “likely,” “optimistic,” “possible,” “potential,” “preliminary,” “project,” “should,” “will,” “would” or the negative or plural of these words or similar expressions or variations. Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future results. Such forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by the forward-looking statements.

Important factors, risks and uncertainties and other factors that may cause actual results to differ materially from such plans, estimates or expectations include, among others: (i) the ability of the parties to complete the Merger on the anticipated terms and timing, or at all, (ii) the satisfaction or waiver of other conditions to the completion of the Merger, including obtaining required stockholder approvals; (iii) the risk that the Company’s stock price may fluctuate during the pendency of the Merger and may decline if the Merger is not completed; (iv) litigation relating to the Merger that has been and could be instituted against the Company or its directors or officers, including the delay, expense or other effects of any outcomes related thereto; (v) the risk that disruptions from the Merger will harm the Company’s business, including current plans and operations, during the pendency of the Merger; (vi) the ability of the Company to retain, motivate, and hire key personnel; (vii) the diversion of management’s time and attention from ordinary course business operations to complete the Merger; (viii) potential adverse reactions or changes to business relationships resulting from the announcement, pendency or completion of the Merger; (ix) legislative, regulatory and economic developments; (x) potential business uncertainty during the pendency of the Merger that could affect the Company’s financial performance; (xi) certain restrictions during the pendency of the Merger that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (xii) unpredictability and severity of catastrophic events, including but not limited to geopolitical disruptions, acts of terrorism, outbreaks of war or hostilities or global pandemics, as well as management’s response to any of the aforementioned factors; (xiii) the possibility that the Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (xiv) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger, including in circumstances requiring the Company to pay a termination fee; (xv) other risks set forth under the headings “Forward Looking Statements” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, as such risk factors may be amended, supplemented or superseded from time to time by other reports filed by the Company with the SEC from time to time, which are available via the SEC’s website at www.sec.gov; and (xvi) those risks that are described in the definitive proxy statement filed with the SEC on September 15, 2026.

These risks, as well as other risks associated with the Merger, are more fully discussed in the definitive proxy statement filed with the SEC on September 15, 2026 in connection with the Merger. There can be no assurance that the Merger will be completed, or if it is completed, that it will close within the anticipated time period. These factors should not be construed as exhaustive and should be read in conjunction with the other forward-looking statements. The forward-looking statements relate only to events as of the date on which the statements are made. The Company undertakes no duty to update publicly any forward-looking statements except as required by law, whether as a result of new information, future events or otherwise. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements. We caution that you should not place undue reliance on any of our forward-looking statements. You should specifically consider the factors identified in this communication that could cause actual results to differ. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect the Company.

IMPORTANT INFORMATION AND WHERE TO FIND IT

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed acquisition of the Company by Parent. In connection with this proposed acquisition, the Company filed a definitive proxy statement with the SEC on September 15, 2026, which was first mailed to the Company’s stockholders on September 15, 2026. The Company may also file other relevant documents with the SEC. This communication is not a substitute for any proxy statement or other document that the Company may file with the SEC in connection with the Merger. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders are able to obtain free copies of the definitive proxy statement and other documents filed with the SEC by the Company through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Investor Relations portion of the Company’s internet website at www.beazer.com or upon written request to the Company at 2002 Summit Boulevard, 15th Floor, Atlanta, GA 30319, Attention: Investor Relations.

Participants in Solicitation

The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from stockholders of the Company in connection with the Merger. Information about the Company’s directors and executive officers is set forth in its Proxy Statement on Schedule 14A for its 2026 annual meeting of stockholders (the “2026 Proxy Statement”), which was filed with the SEC on December 22, 2025. In addition, Parent and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the Merger. Information about certain of Parent’s directors and executive officers is set forth in Parent’s proxy statement for its 2026 annual meeting of stockholders on Schedule 14A filed with the SEC on April 22, 2026, Parent’s Annual Report on Form 10-K filed with the SEC on February 24, 2026, and any subsequent filings with the SEC. To the extent that holdings of the Company’s securities by its directors or executive officers have changed since the amounts set forth in the 2026 Proxy Statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s web site at www.sec.gov and from the Company’s website (www.beazer.com) and Parent’s website (www.dreamfindershomes.com). Additional information regarding the identity of the participants, and their respective direct and indirect interests in the Merger, by security holdings or otherwise, are set forth in the definitive proxy statement filed with the SEC on September 15, 2026 and other relevant materials to be filed with the SEC in connection with the Merger (if and when they become available). You may obtain free copies of these documents using the sources indicated above.